For Immediate Release

  FROM:
  Ameritrans Capital Corporation
  For more information Contact:
  Gary Granoff
  (800) 214-1047


  Ameritrans Announces Shareholder Approval of Extension of
            Offering Period of Private Placement

       New York, NY, January 24, 2006 Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today announced that at a Special Meeting of Shareholders held Monday, January 23, 2006, the shareholders of the Company approved an extension of the offering period of the Company's July 29, 2005 private offering of common stock, $.0001 par value, and warrants, from its original expiration date of January 25, 2006 to March 31, 2006. The securities sold in this offering are not registered with the Securities Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended.


	Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, New York 10017.

        THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTLY ANTICIPATED OR PROJECTED. AMERITRANS CAPITAL CORPORATION CAUTIONS INVESTORS NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY
  AS TO MANAGEMENT'S EXPECTATIONS ON THIS DATE.